UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 12, 2005
MACQUARIE INFRASTRUCTURE COMPANY TRUST
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of
incorporation)

011-32385	20-6196808

Commission File Number	(IRS Employer Identification No.)

MACQUARIE INFRASTRUCTURE COMPANY LLC
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of
incorporation)

011-32384	43-2052503

Commission File Number	(IRS Employer Identification No.)

600 Fifth Avenue, 21st Floor, New York, New York	10020

(Address of Principal Executive Offices)	(Zip Code)
(212) 548-6538
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR .425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EX-99.1: PRESS RELEASE

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
On August 12, 2005, Macquarie Infrastructure Company LLC (the “Company”) completed its previously announced acquisition, through a wholly-owned subsidiary, of 100% of the membership interests in Eagle Aviation Resources, Ltd., a Nevada limited liability company doing business as Las Vegas Executive Air Terminal (“LVE”) from Mr. Gene H. Yamagata. LVE is an established FBO operating out of McCarran International Airport in Las Vegas, Nevada under the terms of a 30 year lease granted in 1996. LVE is one of two FBOs at McCarran.
The purchase of LVE was recorded using the purchase method of accounting. The $58.2 million purchase price (including a preliminary working capital adjustment of $244,000), and related transaction costs, pre-funded capital expenditures and integration costs of $2.2 million were funded with cash raised in the Company’s initial public offering. At June 30, 2005, LVE had assets of $20.2 million and liabilities of $9.0 million, $7.1 million of which consisted of outstanding debt that was repaid in connection with the acquisition. The Company expects the transaction to be immediately yield accretive.
The LVE results will be included in results of operations of the Company’s airport services segment—Atlantic from August 13, 2005. Other than capital required for continued operation of the business, the Company expects that substantially all of LVE’s cash flow from operations will be available for distribution to shareholders.
LVE revenue for the first six months of 2005 was $19.8 million. Fuel revenue totaled $17.2 million and non-fuel revenue was $2.6 million. Net income and EBITDA for LVE for the first six months of 2005 were $3.8 million and $4.6 million, respectively. The Company believes that EBITDA (earnings before interest, taxes, depreciation and amortization), a non-GAAP financial measure, is an important measure of the historical performance of LVE. In addition, the Company believes it provides additional insight into LVE’s contribution to the Company’s ongoing dividend policy. A reconciliation of LVE’s net income to EBITDA is provided below (in thousands):

Six Months Ended
June 30, 2005
Net income	$3,783.3
Interest expense, net	259.5
Provision for income taxes	–
Depreciation	496.2
Amortization	28.1

EBITDA	$4,567.1

The Company expects depreciation and amortization related to LVE to be significantly higher from the date of acquisition as a result of purchase accounting, which results in the increase in the carrying value of LVE’s assets to fair value, decreasing net income on a going forward basis.
Macquarie Securities (USA) Inc. acted as an advisor to us in the transactions for which it received fees and expense payments of approximately $1.0 million.
Forward-looking Statements
This report contains forward-looking statements. The Company may, in some cases, use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, “potentially”, or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this report are subject to a number of risks and uncertainties, some of which are beyond the Company’s control including, among other things: its ability to successfully integrate and manage acquired businesses, make and finance future acquisitions, service, comply with the terms of and refinance debt, and implement its strategy, decisions made by persons who control its investments including the distribution of dividends, its regulatory environment, changes in air travel, automobile usage, fuel and gas prices, foreign exchange fluctuations, environmental risks and changes in U.S. federal tax law.
Actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which the Company is not currently aware could also cause actual results to differ. In light of these risks, uncertainties and assumptions, investors should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this report may not occur. These forward-looking statements are made as of the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits.

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated August 16, 2005, issued by the Registrants.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY TRUST

	By:	MACQUARIE INFRASTRUCTURE COMPANY LLC, as Sponsor

Date August 16, 2005	By:	/s/ Peter Stokes
		Name:	Peter Stokes
		Title:	Chief Executive Officer

MACQUARIE INFRASTRUCTURE COMPANY LLC
Date August 16, 2005	By:	/s/ Peter Stokes
		Name:	Peter Stokes
		Title:	Chief Executive Officer